As filed with the U.S. Securities and Exchange Commission on December 17, 2015
Registration No. 333-208372

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

CITY HOLDING COMPANY
(Exact name of Registrant as specified in its charter)

West Virginia	55-0169957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Gatewater Road
Charleston, West Virginia 25313
(304) 769-1100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________________

  Charles R. Hageboeck
President and Chief Executive Officer
25 Gatewater Road
Charleston, West Virginia 25313
(304) 769-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)
_____________________________________

Copies to:

Michael G. Dailey, Esq.
Christian Gonzalez, Esq.
Dinsmore & Shohl LLP
255 E. Fifth St., Suite 1900
Cincinnati, Ohio 45202
(513) 977-8200
_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting	company)

_____________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_____________________________________

EXPLANATORY NOTE

City Holding Company is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 initially filed on December 7, 2015, under File No. 333-208372 (the “Registration Statement”). This Amendment is being filed solely to amend Exhibit 5.1 of the Registration Statement, which is the opinion and consent of Dinsmore & Shohl, LLP, legal counsel to City Holding Company. The opinion is being amended to include a statement that the warrants, if issued, will be binding obligations of the Registrant. Accordingly, this Amendment consists solely of the facing page, this Explanatory Note, the signature pages to the Registration Statement, the Exhibit Index to the Registration Statement, and Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of the prospectus contained in Part I of the Registration Statement and therefore does not include a copy of the prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on December 17, 2015.

CITY HOLDING COMPANY

By: /s/ Charles R. Hageboeck
Charles R. Hageboeck
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name                 Capacity             Date
/s/ Charles R. Hageboeck            President and Chief Executive        December 17, 2015
Charles R. Hageboeck            Officer, Director

/s/ David L. Bumgarner            Chief Financial Officer            December 17, 2015
David L. Bumgarner            (Principal Accounting Officer)

/s/ Philip L. McLaughlin            Chairman of the Board, Director        December 17, 2015
Philip L. McLaughlin*

/s/ John R. Elliot                Director                    December 17, 2015
John R. Elliot*

/s/ Charles W. Fairchilds            Director                    December 17, 2015
Charles W. Fairchilds*

/s/ William H. File, III            Director                    December 17, 2015
William H. File, III*

/s/ Robert D. Fisher            Director                    December 17, 2015
Robert D. Fisher*

/s/ Jay C. Goldman            Director                    December 17, 2015
Jay C. Goldman*

/s/ Patrick C. Graney, III            Director                    December 17, 2015
Patrick C. Graney, III*

/s/ David W. Hambrick            Director                    December 17, 2015
David W. Hambrick*

/s/ Tracy W. Hylton, II            Director                    December 17, 2015
Tracy W. Hylton, II*

/s/ J. Thomas Jones            Director                    December 17, 2015
J. Thomas Jones*

/s/ C. Dallas Kayser            Director                    December 17, 2015
C. Dallas Kayser*

/s/ James L. Rossi            Director                    December 17, 2015
James L. Rossi*

/s/ Sharon H. Rowe            Director                    December 17, 2015
Sharon H. Rowe*

* The above-named directors of the Registrant sign this registration statement on Form S-3 by Charles R. Hageboeck, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this registration statement on Form S-3 as exhibits.

By: /s/ Charles R. Hageboeck
Charles R. Hageboeck
President and Chief Executive Officer
Attorney-in-Fact

CITY HOLDING COMPANY
Registration Statement on Form S-3

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Certificate of Designation of Series of Preferred Stock*

4.2	Form of Securities and Warrant Agreement*

5.1	Opinion of Dinsmore & Shohl LLP

23.1	Consent of Ernst & Young LLP†

23.2	Consent of Dinsmore & Shohl LLP**

24.1	Powers of Attorney for Directors and Executive Officers of City Holding Company†
__________

†	Previously filed with the Registration Statement on Form S-3 (File No. 333-208372) filed with the Commission on December 7, 2015.

*
To be filed subsequently by an amendment to the registration statement or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

**    Included in Exhibit 5.1 of this registration statement.